Calculation of Filing Fee Tables
S-1
NON INVASIVE MONITORING SYSTEMS INC /FL/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01	457(o)			$ 125,000,000.00	0.0001381	$ 17,262.50
Fees to be Paid	2	Other	Underwriter Warrants to purchase Common Stock	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Common Stock, par value $0.01 per share, underlying Underwriter Warrants	457(o)			$ 6,875,000.00	0.0001381	$ 949.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 131,875,000.00		$ 18,211.94
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 18,211.94
Offering Note
[1]	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated under Section 6(b) of the Securities Act as $0.0001381 times the proposed maximum aggregate offering price. Includes the aggregate offering price of additional shares that the underwriters have the right to purchase from the Registrant, if any.

[2]	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[3]	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. Calculated under Section 6(b) of the Securities Act as $0.0001381 times the proposed maximum aggregate offering price. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Underwriter Warrants are exercisable for up to the number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in this offering (including shares sold upon exercise of the over-allotment option), at a per share exercise price equal to 110% of the public offering price of the shares of Common Stock. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares of Common Stock underlying the Underwriter Warrants is $6,875,000, which is equal to 110% of $6,250,000 (5.0% of the proposed maximum aggregate offering price of $125,000,000).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date